UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report: February 14, 2018

(Date of earliest event reported)

Imperva, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35338	03-0460133
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3400 Bridge Parkway Redwood Shores, California	94065
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 345-9000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d—2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensatory Arrangements of Certain Officers

Senior Management Bonus Plan

Cash Incentive Plan

On February 14, 2018, the Compensation Committee of Imperva, Inc. (“Imperva” or the “Company”) approved and adopted the 2018 Senior Management Bonus Plan (the “2018 Bonus Plan”) to provide compensation incentives to executive officers of Imperva. Each of Imperva’s named executive officers set forth in the proxy statement for the 2017 annual meeting of stockholders who remains an executive officer of Imperva is a participant in the 2018 Bonus Plan.

The 2018 Bonus Plan provides each such named executive officer with the opportunity to earn a Quarterly Bonus. The Quarterly Bonus will be equal to (1) the Quarterly Bonus Amount at Target applicable to such named executive officer as set forth in the first table below, multiplied by (2) the percentage applicable to the combination of revenue and operating margin achieved by the Company in each quarter set forth in the second table further below (the “Quarterly Achievement Percentage”). For purposes of the Cash Bonus Plan, calculations of operating margin will be on a non-GAAP basis applied consistently with past practice, with such changes as may be approved by the Audit Committee of the Company’s Board of Directors as circumstances arise.

Named Executive Officer	Quarterly Bonus Amount at Target
President and Chief Executive Officer	$110,000
Chief Financial Officer	$55,500
SVP and General Counsel	$38,125

											Revenue
											Growth
100%	105%	110%	115%	125%	125%	130%	135%	140%	145%	150%	+15%
95%	100%	105%	110%	120%	120%	125%	130%	135%	140%	145%	+12%
90%	95%	100%	105%	115%	115%	120%	125%	130%	135%	140%	+9%
85%	90%	95%	100%	110%	110%	115%	120%	125%	130%	135%	+6%
80%	85%	90%	95%	105%	105%	110%	115%	120%	125%	130%	+3%
75%	80%	85%	90%	100%	100%	105%	110%	115%	120%	125%	AOP%
75%	80%	85%	90%	100%	100%	105%	110%	115%	120%	125%	-3%
60%	65%	70%	75%	85%	85%	90%	95%	100%	105%	110%	-6%
50%	55%	60%	65%	75%	75%	80%	85%	90%	95%	100%	-9%
50%	55%	60%	65%	75%	75%	80%	85%	90%	95%	100%	-12%
50%	55%	60%	65%	75%	75%	80%	85%	90%	95%	100%	-15%
-5%	-4%	-3%	-2%	-1%	AOP%	+1%	+2%	+3%	+4%	+5%

Operating Margin

The vertical axis in the table above represents revenue growth on the growth rate contemplated in the Company’s 2018 Annual Operating Plan (the “AOP”) for such quarter compared to the similar period in 2017, with increments and decrements of three percentage points each from the AOP target growth rate. The horizontal axis in the table above represents operating margin on the operating margin percentage contemplated in the AOP, with increments and decrements of one percentage point each from the AOP target margin percentage.

Any revenue growth rate or operating margin achievement that is in between any of the percentage point increments set forth in the table above will be deemed to be achieved at the lower percentage.

In the event that both (1) the revenue growth rate is more than 15 percentage points below the revenue specified in the AOP, and (2) the quarterly operating margin is more than 5 percentage points below the quarterly operating margin specified in the AOP, no Quarterly Bonus will be payable. Similarly, no more than 150% of the Quarterly Bonus Amount at Target will be payable, irrespective of whether both (1) the revenue growth rate is more than 15 percentage points above the revenue specified in the AOP, and (2) the quarterly operating margin is more than 5 percentage points above the quarterly operating margin specified in the AOP.

The Compensation Committee may reduce the Quarterly Bonus awarded in its discretion.

Equity Incentive Plan

The 2018 Bonus Plan also provides for a pool of shares of common stock to be granted to Imperva’s executive officers. The size of the equity pool is determined by the Compensation Committee as part of its year-end review and is based on the number of executive officers participating, the achievement of annual revenues targets within the prior fiscal year, the relative retention value of existing grants held by executive officers, our benchmark targets in light of updated compensation data from our compensation consultant, and other factors. Equity awards under the 2018 Bonus Plan are typically granted in the first quarter 2018 as part of the Company’s annual refresh process.

Departure of Director and Compensatory Arrangement of Departing Director

On February 20, 2018, Anthony Bettencourt informed Imperva of his intention to resign from the Board of Directors (including as Chairman of the Board and as a member of the Acquisitions Committee), effective immediately. Mr. Bettencourt’s resignation is not the result of any disagreement with Imperva on any matter. In connection with Mr. Bettencourt’s resignation, the Company agreed, in exchange for a full release of claims in the Company’s favor, to accelerate the vesting of equity awards held by Mr. Bettencourt such that his stock options and restricted stock units (including performance restricted stock units) that would have vested by April 30, 2019 will be fully vested as of the date of the release. The equity awards that will be accelerated consist of stock options to purchase 33,125 shares of Imperva’s common stock at an exercise price of $29.10 per share, and 94,004 restricted stock units.

Imperva has provided Mr. Bettencourt a copy of this disclosure prior to filing this Current Report and has informed him that he may provide Imperva with a letter stating whether he agrees or disagrees with the statements made in this Current Report. Any letter received by Imperva from Mr. Bettencourt will be filed as an exhibit to this Current Report by way of amendment within three business days of receipt.

On February 21, 2018, the Board of Directors appointed Allan Tessler to serve as Chairman of the Board, effectively immediately. Mr. Tessler served as Lead Independent Director prior to his appointment as Chairman.

Item 7.01.	Regulation FD Disclosure

A copy of the press release announcing Mr. Bettencourt’s resignation and Mr. Tessler’s appointment as Chairman of the Board is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference into this Item 7.01. In accordance with General Instruction B.2 of Form 8-K, the information contained in this Item 7.01 and the press release are being furnished under Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities of that section, nor shall such information and exhibit be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release issued by Imperva, Inc. dated February 21, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IMPERVA, INC.

Date: February 21, 2018	By:	/s/ Mike Burns
Mike Burns
Chief Financial Officer